                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        DIAGNOSTIC PRODUCTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                             5700 WEST 96TH STREET
                             LOS ANGELES, CA 90045

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 5, 1997

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Diagnostic Products Corporation will be held at the Company's offices at 5700 West 96th Street, Los Angeles, California, on May 5, 1997, at 2:30 p.m. local time, for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election to the Board of Directors are: Dr. Sigi Ziering, Sidney A. Aroesty, Marilyn Ziering, Maxwell H. Salter, Dr. James D. Watson, Michael Ziering and Frederick Frank.

     2. To consider and vote upon a proposal to approve the Company's 1997 Stock Option Plan which reserves 1,000,000 shares of Common Stock for issuance upon the exercise of options granted to employees, directors, consultants and advisors of the Company.

     3. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business, March 14, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

     SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING PERSONALLY ARE REQUESTED BY MANAGEMENT TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY.

                                         By Order of the Board of Directors

                                               MARILYN ZIERING
                                                  Secretary
March 24, 1997

                                     [LOGO]

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1997

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Diagnostic Products Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held at the Company's executive offices located at 5700 West 96th Street, Los Angeles, California, on May 5, 1997, at 2:30 p.m. local time, and any adjournments thereof. It is expected that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about March 28, 1997.

     The expenses for soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

                               VOTING PROCEDURES

     Only shareholders of record of the Company's Common Stock at the close of business on March 14, 1997, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting. On that date, there were outstanding and entitled to vote at the Meeting, 13,612,343 shares of Common Stock, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

     All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the shareholder or, if no vote is indicated, the proxy will be voted FOR the nominees for director and FOR the proposal to approve the 1997 Stock Option Plan. As to any other matter of business which may properly be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment and discretion of the person or persons voting the same, although management does not presently know of any such other matter of business. A shareholder has the power to revoke his proxy at any time before it has been voted by notifying the Company in writing, by submitting a substitute proxy having a later date or by voting in person at the Meeting.

     If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee, if the nominee's name was placed in nomination prior to the voting. In cumulative voting, each shareholder is entitled in the election of directors to one vote for each voting share held by him multiplied by the number of directors to be elected and may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. See "Election of Directors."

                             ELECTION OF DIRECTORS

     The shareholders are being asked to elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The proxies will be voted in favor of the nominees, all of whom are currently serving as directors, unless otherwise specifically instructed. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

     The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors; votes withheld and broker non-votes have no legal effect. If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to distribute votes among the nominees in such proportions as they may see fit, unless otherwise specifically instructed. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

     The following information is supplied with respect to the nominees:

                                                 PRINCIPAL                    DIRECTOR
              NAME        AGE                    OCCUPATION                    SINCE
------------------------  ---    ------------------------------------------   --------
Sigi Ziering, Ph.D.       69     Chairman of the Board,                         1973
                                 Chief Executive Officer
Sidney A. Aroesty         50     Consultant                                     1981
Marilyn Ziering           65     Vice President -- Marketing Communications     1974
Maxwell H. Salter         77     Chairman of the Board and Chief                1982
                                 Executive Officer, Benos
James D. Watson, Ph.D.    68     President, Cold Spring Harbor Laboratory       1987
Michael Ziering           40     President and Chief Operating Officer          1994
Frederick Frank           64     Vice Chairman, Lehman Brothers Inc.            1996

     Sigi Ziering and Marilyn Ziering are husband and wife. Michael Ziering is the son of Dr. and Mrs. Ziering. See "Ownership of Common Stock" for information concerning the beneficial ownership of the Company's Common Stock by nominees for director.

     Dr. Sigi Ziering joined the Company as treasurer and director in 1973 and has served as Chief Executive Officer since 1974. Dr. Ziering holds a Ph.D. in Theoretical Physics from Syracuse University.

     Mr. Aroesty joined the Company in 1978. He served as Executive Vice President and Chief Operating Officer from 1982 through 1988 and as President and Chief Operating Officer from 1989 to 1994. He currently serves as a consultant to the Company. Mr. Aroesty holds a B.S. degree in biochemistry from the University of Rochester.

     Mrs. Ziering joined the Company in 1973 as Secretary and served as Vice President -- Marketing from 1979 until 1993 when she was elected Vice
President -- Marketing Communications. Mrs. Ziering holds a Masters Degree from Syracuse University.

     Mr. Salter is Chairman of the Board and Chief Executive Officer of Benos, a chain of family clothing stores in which Mr. Salter has been a principal since 1946.

     Dr. Watson was the Director of Cold Spring Harbor Laboratory of New York, a biotechnology research center, from 1968 until he became President in 1994. Dr. Watson received the Nobel prize in 1962 for his discovery of the double helix structure of the DNA molecule. Dr. Watson is also a director of Pall Corporation.

     Mr. Michael Ziering, an attorney, joined the Company in 1986 as legal counsel. He served as Vice President-Administration from 1988 until his election as President and Chief Operating Officer in September 1994.

     Mr. Frank is Vice Chairman of Lehman Brothers Inc., an investment banking firm which he joined as a partner in 1969. He is a Chartered Financial Analyst, a member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank serves as a director of Pharmaceutical Product Development Corporation, Automated Call Processing, Digital Arts & Sciences, Inc., Physician Computer Network and R.P. Scherer Corporation. He is Chairman of the National Genetics Foundation, a Member of the Salk Institute National Council, a Director of the Salk Institute, a Trustee of the Hotchkiss School, a Member of the Yale School of Organization and Management Advisory Board, and a Member of the Board of Governors of the National Center for Genome Resources.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held four meetings in 1996. The Board of Directors has appointed an Executive Committee consisting of Sigi Ziering, Marilyn Ziering and Maxwell H. Salter. The Executive Committee may exercise the full authority of the Board, subject to certain statutory limitations. The Audit Committee, comprised of Frederick Frank and Maxwell H. Salter, is responsible for periodically reviewing the financial condition and the results of audit examinations of the Company with its independent public accountants. The Audit Committee met twice during 1996. The Compensation Committee, comprised of Frederick Frank, Maxwell Salter and Louis Colen (a shareholder of the Company), is responsible for reviewing and recommending the approval to the Board of Directors of compensation of the officers of the Company. The Compensation Committee met once during 1996. The Stock Option Committee, comprised of Maxwell
H. Salter and Marilyn Ziering, is responsible for administering the Company's Stock Option Plans and approving option grants. The Board of Directors has not designated a nominating committee.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive $1,000 per month as a director's fee. Non-employee directors are also reimbursed their out-of-pocket expenses for attending Board and Committee meetings. In February 1996, Frederick Frank was granted 30,000 options in connection with his election to the Board of Directors. The options have an exercise price of $35.875 per share (the fair market value on the date of grant), a term of 10 years, and vest at the rate of 33 1/3% per year beginning one year after the date of grant.

     Messrs. Aroesty, Frank and Watson provide consulting services to the Company for which they were paid $84,000, $11,000, and $12,000, respectively, in 1996. Mr. Aroesty consults with respect to manufacturing, international marketing, strategic planning and customer relations. Mr. Frank consults in the areas of technology, product development and corporate matters. Dr. Watson consults with respect to technology, research and product development.

                     APPROVAL OF THE 1997 STOCK OPTION PLAN

     The Board of Directors has determined that it is advisable and in the best interest of the Company and its shareholders to provide incentive for the encouragement of the highest level of performance by selected employees, directors, consultants and advisors of the Company by enabling such persons to acquire a proprietary interest in the Company by ownership of its stock through the exercise of stock options. Accordingly, the Board of Directors has approved the 1997 Stock Option Plan (the "Plan") pursuant to which up to 1,000,000 shares of Common Stock may be issued upon the exercise of stock options granted to eligible participants. The shareholders are being asked to approve the Plan.

     In 1990 the Company's shareholders approved the 1990 Stock Option Plan under which 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of stock options granted under such plan. At December 31, 1996, there were 823,513 outstanding options under the 1990 Stock Option Plan, 136,746 shares of Common Stock had been issued pursuant to such plan, and 39,741 shares were available for future option grants. Approval of the Plan will enable the Company to continue to grant options to attract and retain qualified personnel.

     The following summary of the principal provisions of the Plan is subject to the full text thereof. A copy of the Plan may be obtained from the Company by any shareholder upon written request.

GENERAL NATURE AND PURPOSE OF THE PLAN

     Options issued under the Plan may be either incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986 (the "Code"), or non-qualified stock options ("Non-qualified Options"). The underlying objective of the Plan is to further the interests of the Company by strengthening the desire of employees and consultants to continue their employment with the Company and by inducing individuals to become employees, directors, consultants or advisors of the Company through the grant of stock options, and to enable such persons to acquire an equity interest in the Company.

SECURITIES SUBJECT TO THE PLAN

     The Plan authorizes the issuance thereunder of 1,000,000 shares of the Company's Common Stock. In the event of any change in the number of outstanding shares of the Common Stock by reason of reorganization, merger, recapitalization, reclassification, stock dividend, stock split, exchange or combination of shares of other similar transactions, appropriate and proportionate adjustment will be made in the number of shares to which outstanding options relate and the exercise price per share.

ADMINISTRATION

     The Plan may be administered either by a Stock Option Committee consisting of at least two directors appointed by the Board of Directors or by the Board of Directors, provided, however, that the Board of Directors, instead of the Committee, may at any time take actions relating to option grants to executive officers or directors. Currently the Plan is administered by a Committee consisting of Maxwell H. Salter and Marilyn Ziering. The Committee has full authority, subject to the provisions of the Plan, to grant options, to designate the optionees and terms of the options, to establish rules and regulations which the Committee deems appropriate for the proper administration of the Plan, and to interpret and make determinations under the Plan. Members of the Committee serve at the discretion of the Board.

ELIGIBILITY

     Options may be granted to persons who are employees, directors, consultants or advisors of the Company or any subsidiary or parent company of the Company. Incentive Options may be granted only to employees of the Company or any subsidiary or parent of the Company. Approximately 1,600 persons are currently eligible to receive options under the Plan. At December 31, 1996, all executive officers as a group (7 persons) held options to purchase 227,330 shares, non-employee directors as a group (4 persons) held options to purchase 59,650 shares, and all employees as a group (other than executive officers) held options to purchase 642,150 shares of Common Stock. For information concerning stock options granted to certain executive officers and directors of the Company, see "Executive Compensation" and "Election of Directors -- Compensation of Directors."

TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan expire on such date as is determined by the Committee, unless earlier terminated as provided in the Plan, but in no event later than ten years after the grant date (five years with respect to Incentive Options granted to an optionee who owns, or would be considered to own by reason of Section 424(d) of the Code, more than 10% of the outstanding Common Stock of the Company or any subsidiary on the grant date).

     An option is exercisable at such times as are determined on the grant date by the Committee. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires or is otherwise terminated. The purchase price for shares to be issued to an optionee upon exercise of an Option is determined by the Committee at the time of grant, but with respect to an Incentive Option such price may not be less than 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of Incentive Options granted to a person who on the grant date owns or is considered to own more than 10% of the outstanding Common Stock).

     If the aggregate fair market value (determined at the time each Incentive Option is granted) of Common Stock for which all Incentive Options held by an optionee (whether granted under the Plan or any other plan of the Company) are exercisable for the first time during any calendar year exceeds $100,000, the amount of such excess will be treated as a Non-qualified Option.

     The exercise price of an option is payable in cash or, with the approval of the Committee, in shares of the Company's Common Stock that have been owned by the optionee for at least six months, by full recourse promissory note secured by the shares purchased, by cancellation of indebtedness of the Company to the optionee, by waiver of compensation due or accrued for services rendered, or through a same day sale arranged through a broker.

     Incentive Options granted under the Plan are not transferable or assignable other than by will or by the laws of descent and distribution. The Committee may permit Non-qualified Options to be transferred pursuant to a domestic relations order or to members of the optionee's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the optionees' immediate family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish. If an optionee ceases to be employed or retained by the Company for any reason other than death or permanent disability (as defined in the Plan), the option expires on the earlier of three months from the date of such termination or expiration of the term of the option. During the period between the optionee's termination and expiration of the option, the option may only be exercised to the extent that it was exercisable on the date of such termination. Upon the death or permanent disability of an optionee while an employee, director, consultant or advisor, the option expires on the earlier of one year from the date of death or permanent disability or expiration of the term of the option, but can be exercised only to the extent that it could have been exercised on the date of death or permanent disability. The foregoing provisions regarding termination of options upon termination of employment, permanent disability or death may be varied by the Committee with respect to Non-qualified Options. These and other terms and conditions of the options are set forth in an agreement which is entered into between the Company and the optionee at the time an option is granted to such optionee.

DURATION AND MODIFICATION OF THE PLAN AND OPTIONS

     The Plan will remain in effect until all shares covered by options granted under the Plan have been purchased or all rights to acquire the shares have lapsed. No options may be granted under the Plan after February 13, 2007, although the Board of Directors may terminate the granting of options under the Plan at an earlier date or may amend or otherwise modify the Plan. Except for adjustments made necessary by changes in the Company's Common Stock, the Board of Directors may not, without shareholder approval, increase the total number of shares to be offered under the Plan or materially modify the eligible class of optionees.

     The Committee may modify or amend the terms of outstanding options, including to change or accelerate the vesting of the option or to change the exercise price, with the consent of the optionee.

     In the event of the liquidation or dissolution of the Company, or upon any reorganization, merger or consolidation in which the Company is not the survivor, or upon the sale (by merger or otherwise) of substantially all of the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, the Plan and each outstanding option will terminate unless the surviving or acquiring company agrees to assume, or substitute equivalent awards for, all outstanding options; provided, however, that the Committee may, in its sole discretion, accelerate the vesting of outstanding options or give the optionees advance notice of such event.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain significant federal income tax consequences of the Plan based on currently applicable provisions of the Code and the regulations promulgated thereon.

     Incentive Options. No income is recognized by an optionee at the time an Incentive Option is granted, and no income is recognized by an optionee upon his exercise of the option (although the difference between the fair market value of the shares on the date of exercise and the option price is an item of tax preference for purposes of the alternative minimum tax). If the optionee makes no disposition of the shares received upon exercise of the option within two years from the date the option was granted and one year from the date the shares were issued to him upon exercise of the option, he will recognize capital gain or loss when he disposes of his shares. Such gain or loss will be long-term and will be measured by the difference between the option price and the amount received for the shares at the time of disposition.

     If the optionee disposes of shares acquired upon exercise of an Incentive Option before the expiration of the applicable holding periods, any gain recognized from such disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent of the amount by which the lesser of the fair market value of the shares on the date the option was exercised or the amount received upon such disposition exceeds the option price. Any additional gain recognized upon such a disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

     According to proposed Treasury regulations, in general, no gain or loss will be recognized by an optionee who uses shares of stock to exercise an Incentive Option. A number of new shares of stock acquired equal to the number of shares surrendered will have a basis and holding period equal to those of the shares surrendered. To the extent the number of new shares of stock acquired pursuant to the exercise of the option exceeds the number of shares of stock surrendered, such additional shares will have a zero basis and will have a holding period beginning on the date the option is exercised. Any disqualifying disposition of stock acquired through the surrender of other shares of stock will be deemed to be a disposition of the stock with the lowest basis first.

     The use of stock acquired through exercise of an Incentive Option to exercise an Incentive Option will constitute a disqualifying disposition with respect to such stock if the applicable holding period requirement has not been satisfied. This provision is intended to prevent the "pyramiding" of Incentive Options.

     Alternative Minimum Tax. Individuals are subject to an "alternative minimum tax," which is imposed if it is greater than the regular income tax. The alternative minimum tax is 26% of so much of the "taxable excess" as does not exceed $175,000 ($87,500 in the case of a married individual filing a separate return) and 28% of the taxable excess above that amount. The taxable excess is the amount by which an individual's alternative minimum taxable income exceeds an exemption amount. The exemption amount is $33,750 ($45,000 in the case of married taxpayers filing a joint return or a surviving spouse and $22,500 in the case of a married individual filing a separate return). The exemption amount is reduced by 25% of the amount by which alternative minimum taxable income exceeds $112,500 ($150,000 in the case of married taxpayers filing a joint return or a surviving spouse and $75,000 in the case of a married individual filing a separate return). Alternative minimum taxable income is, in general, the sum of the taxpayer's taxable income recomputed to reduce certain tax benefits, plus items of tax preference. Generally, upon exercise of an Incentive Option, the amount excluded from income for regular income tax purposes is included in income as an adjustment in the calculation of alternative minimum taxable income. Optionees should consult their own tax advisors with respect to the alternative minimum tax consequences of the exercise of an Incentive Option.

     Non-Qualified Options. An optionee recognizes no income at the time a Non-qualified Option is granted under the Plan. At the time of exercise of a Non-qualified Option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price; provided, however, that if an optionee who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") exercises a Non-qualified Option which was not approved in advance by the Board of Directors or a committee of two "non-employee" directors (as defined in Rule 16b-3 of the 1934 Act) within six months of the date of grant of such option, such optionee will recognize ordinary income on the date which is six months after the date of grant unless he makes an election under
Section 83(b) of the Code to recognize income based on such value on the date of exercise.

     An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a Non-qualified Option in an amount equal to the difference between the amount realized and the tax basis of such shares, which will equal the option price paid plus the amount included in the optionee's income by reason of the exercise of the option; provided, however, that if the optionee is subject to Section 16(b) and sells shares received upon exercise of a Non-qualified Option which was not approved in advance by the Board of Directors or a Committee of "non-employee" directors (as defined in Rule 16b-3 of the 1934 Act) within six months of the date of grant, such optionee will recognize ordinary income based on the fair market value of the shares on the date which is six months after the date of grant unless he makes an election under Section 83(b) of the Code to recognize income on the date the shares were sold. Provided such shares are held as a capital asset, such gain or loss will be long-term or short-term capital gain or loss depending upon whether the shares have been held for more than one year.

     No gain or loss will be recognized by an optionee who uses shares of stock to exercise a Non-qualified Option. A number of the shares acquired equal to the number of shares surrendered will have a tax basis and holding period equal to those of the shares surrendered. The optionee will recognize ordinary income in an amount equal to the fair market value of the additional shares acquired at the time of exercise (or, if the recipient is subject to Section 16(b) and exercises the option within six months of the date of grant, on the date which is six months after the date of grant unless the optionee makes an election under Section 83(b) of the Code to recognize income at the date of exercise.) Such additional shares will be deemed to have been acquired on such date and will have a tax basis equal to their fair market value on such date.

     Corporate Tax Deductions. The Company is not allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company generally will be entitled to a deduction to the extent that the optionee recognizes ordinary income and such income is considered reasonable compensation.

     The Company generally is entitled to a deduction for federal income tax purposes in the year and in the same amount as the optionee is considered to have recognized ordinary income in connection with the exercise of a Non-qualified Option to the extent such income is considered reasonable compensation. The Company has the right to deduct any sums required by federal, state or local tax laws to be withheld with respect to the exercise of any Non-qualified Option from sums owing to the person exercising the option or, in the alternative, may require the person exercising the option to pay such sums to the Company prior to or in connection with such exercise.

     Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 per year paid to its chief executive officer or any of its other four highest paid officers. Compensation for this purpose excludes certain performance-based compensation which meets the requirements of the Code and Treasury regulations. The Plan is not expected to qualify for the performance-based compensation exception to the deduction limitation. Because of the Company's practice of granting Incentive Options to officers (which do not result in ordinary income to the Optionee if the applicable holding periods are satisfied) and based on the amount of options historically granted to officers, the Company does not believe that any compensation derived from the exercise of options granted under the Plan, together with other compensation paid to officers, will exceed $1,000,000 in any year with respect to any officer. The Board of Directors will continue to evaluate whether future compliance with the deductibility requirements of
Section 162(m) is appropriate.

VOTE REQUIRED

     Under California corporate law, the affirmative vote of a majority of the shares represented and voting at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum, is necessary for the approval of the Plan. Abstentions and broker non-votes are not counted in determining the shares voted, but abstentions and broker non-votes, because they are counted towards a quorum, would have the affect of a vote against the Plan if the shares voting in favor do not constitute at least a majority of the required quorum.

     The Board of Directors recommends that the shareholders vote FOR approval of the Plan.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

            NAME           AGE                            POSITION
-----------------------    ---         ----------------------------------------------
Sigi Ziering, Ph.D.        69          Chairman of the Board and Chief Executive
                                       Officer
Michael Ziering            40          President and Chief Operating Officer
Said El Shami              54          Senior Vice President -- Research and
                                       Development and Chief Scientific Officer
Marilyn Ziering            65          Vice President -- Marketing Communications
                                       and Secretary
Julian R. Bockserman       60          Vice President -- Finance
Kathy J. Maugh             52          Vice President -- Operations
John G. McLaughlin         48          Vice President -- Sales and Marketing

     For information concerning the business experience of Sigi Ziering, Michael Ziering and Marilyn Ziering, see "Election of Directors."

     Mr. El Shami joined the Company in 1978 as Assistant Director of Research, was elected Director of Research in 1980 and was elected Vice
President -- Research in 1982. Mr. El Shami was elected Senior Vice
President -- Research and Development in 1992 and Chief Scientific Officer in 1995.

     Mr. Bockserman, a Certified Public Accountant, joined the Company in 1982 as Controller, was elected Chief Financial Officer in 1982 and was elected Vice President -- Finance in 1983.

     Ms. Maugh joined the Company in 1986 as a Product Manager. In 1988 she became a Technical Manager for the Company's product support group. She was promoted to Director of Product Support in 1990 and elected Vice
President -- Operations in 1992.

     Mr. McLaughlin joined the Company in February 1993 as Vice
President -- Sales and Marketing. From May 1992 until joining the Company, Mr. McLaughlin served as an independent marketing consultant to diagnostic companies, and he provided consulting services to the Company beginning in December 1992. Mr. McLaughlin previously served as President of Biometric Imaging, a biotechnology start-up company developing high-sensitivity instrument systems, and as Vice President, Marketing of Unipath Company, a manufacturer of hematology instruments and immunodiagnostics.

     Officers of the Company serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides compensation information with respect to the Chief Executive Officer and the four other most highly paid persons who were executive officers at December 31, 1996 (the "Named Officers") for services in all capacities during fiscal years 1996, 1995 and 1994.

                                                                       LONG-TERM
                                                                     COMPENSATION
                                               ANNUAL               ---------------
                                            COMPENSATION              SECURITIES
                                      -------------------------       UNDERLYING          ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR     SALARY($)     BONUS($)        OPTIONS(#)      COMPENSATION($)(2)
-----------------------------  ----   -------------   ---------     ---------------   ------------------
Sigi Ziering                   1996       370,000            0                0             11,327
  Chief Executive Officer      1995       370,000            0                0             14,000
                               1994       340,000            0                0             14,000

Michael Ziering                1996       200,000            0                0             15,000
  President and Chief          1995       175,000            0           20,000             18,000
  Operating Officer            1994       138,000            0           30,000             18,000

Said El Shami                  1996       244,000            0                0             15,000
  Senior Vice President --     1995       228,000            0                0             18,000
  Research and Development     1994       210,000            0                0             20,000

Julian R. Bockserman           1996       163,000            0                0             15,000
  Vice President -- Finance    1995       152,000            0                0             18,000
                               1994       142,000            0                0             18,000

John G. McLaughlin             1996       160,000        7,500(1)                           15,000
  Vice President --            1995       150,000       24,000(1)             0             18,000
  Sales and Marketing          1994       140,000       39,000(1)             0             18,000

---------------

(1) Represents amounts earned in accordance with a formula related to annual domestic sales performance.

(2) The amounts in this column represent Company contributions to the Pension and/or Profit Sharing Plans in which all of the Company's employees are eligible to participate.

RETIREMENT AGREEMENT

     Upon his retirement, the Company has agreed to pay Dr. Ziering, or his surviving relatives, $3,000 per month for 120 months. Dr. Ziering has agreed not to compete with the Company while he receives such monthly payments, and he has also agreed to provide consulting services after his retirement. Discharge for cause will void the retirement payments to Dr. Ziering.

1996 OPTION EXERCISES AND YEAR-END OPTION VALUES

     Shown below is information regarding options exercised during 1996 and holdings of unexercised stock options at December 31, 1996 by the Named Officers. No options were granted to executive officers in 1996.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                        OPTIONS HELD AT DECEMBER     IN-THE-MONEY OPTIONS AT
                           SHARES                             31, 1996(#)            DECEMBER 31, 1996($)(1)
                         ACQUIRED ON       VALUE       --------------------------   --------------------------
         NAME            EXERCISE(#)    REALIZED($)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------- -------------  -------------   -----------  -------------   -----------  -------------
Sigi Ziering                     0                0            0             0                0            0

Michael Ziering              1,200           16,650       26,000        44,000          225,750       76,750

Said El Shami               28,000          392,000       46,000        12,000          344,000       74,500

Julian R. Bockserman             0                0       30,000         6,000          280,500       37,250

John G. McLaughlin               0                0       13,140        30,660           77,198      180,127

---------------

(1) Represents the difference between the aggregate market value on December 31, 1996 ($25.875 per share) and the aggregate exercise price.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation policies are administered by the Compensation Committee and the Stock Option Committee. The Compensation Committee reviews and determines the compensation of the Company's officers and evaluates management performance, management succession and related matters. The Compensation Committee's decisions are subject to ratification by the Board of Directors. The Stock Option Committee administers the Company's stock option plans and is responsible for decisions concerning stock option recipients and the timing, pricing and amount of stock options which are granted.

     The compensation policy of the Company is to provide competitive levels of compensation that are influenced by corporate performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. Bonuses are usually awarded only in extraordinary circumstances when, in the Compensation Committee's subjective judgment, the Company or a particular executive had exceptional performance during the prior year. Consistent with industry practices with respect to sales and marketing personnel, the Company has an arrangement with the Vice President-Sales and Marketing whereby such officer is paid an annual bonus based on domestic sales performance. The principal responsibility of the Compensation Committee is to determine the salary and bonus components of executive compensation, while the Stock Option Committee determines the stock option component.

     The Compensation Committee believed that the Company's financial performance in 1995 and the Chief Executive Officer's contribution to such performance would have justified an increase in his salary. But at Dr. Ziering's request, and in light of the significant amount realized by Dr. Ziering in 1995 in connection with his exercise of long-term stock options, the Compensation Committee did not increase his salary for 1996.

     The 1996 salaries of the Company's other executive officers were principally based on Dr. Ziering's recommendations, which reflected his subjective assessment of the nature of each officer's position, contribution to the Company's overall performance, experience and tenure with the Company. The Committee evaluated such recommendations in light of the Company's overall financial performance in 1995, but the Company does not establish targets or financial performance standards. The recommended salary increases for executive officers were generally in line with Company-wide employee compensation increases for 1996. The Committee also compared the recommended 1996 salaries for executive officers with compensation surveys of companies in the health industry (including companies in the S&P Midcap Medical Products Index) with which the Company competes for executive talent.

     The objective of the Stock Option Committee in granting stock options is to provide long-term incentives through the opportunity to participate in the long-term increase in the market value of the Common Stock. Stock options typically have a term of ten years and become exercisable after one year in cumulative installments which have ranged from 10% to 25% for executive officers. Stock options are not awarded annually, but are awarded in recognition of outstanding performance, based on the Committee's and management's subjective evaluations, and as an incentive to attract new executives. When the Stock Option Committee decides to grant options, it also takes into account the amount and value of outstanding options held by the executive. No stock options were granted to executive officers in 1996.

     Section 162 of the Internal Revenue Code eliminates the deductibility of most compensation over $1 million per year paid to certain top executives of publicly-held corporations unless certain criteria are satisfied. The Company's Stock Option Plans are not exempt from the deduction limits of Section 162. The current level of executive compensation, including the current value of exercisable options which are not exempt from the deductibility limits, does not exceed the deductibility limit. The Compensation Committee will, however, continue to evaluate whether future compliance with the deductibility requirements of Section 162 would be appropriate.

     The Company also maintains broad-based employee benefit plans in which executive officers participate on the same terms as other employees. For fiscal year 1996, the Company contributed the required 10% of participants' compensation to its Pension Plan, but made no contribution to the Profit Sharing Plan. Certain executive officers, including the Chief Executive Officer, received reduced amounts due to limitations imposed by the Internal Revenue Code.

            The Compensation Committee         The Stock Option Committee
                Louis Colen                        Maxwell H. Salter
                Maxwell H. Salter                  Marilyn Ziering
                 Frederick Frank*

---------------

* Mr. Frank first became a member of the Compensation Committee in February 1996 and was not on the Committee when it met to consider executive officers' compensation for 1996.

               COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     During 1996, the members of the Compensation Committee were Frederick Frank and Maxwell H. Salter, both of whom were non-employee directors of the Company, and Louis Colen, a shareholder of the Company. Mr. Frank provides consulting services to the Company. See "Election of Directors -- Compensation of Directors." The members of the Stock Option Committee are Maxwell H. Salter, a non-employee director of the Company, and Marilyn Ziering, a director and Vice President -- Marketing Communications for the Company.

     Since 1981, the Company has leased its principal offices from a partnership comprised of Dr. Sigi Ziering, Marilyn Ziering and Michael Ziering, officers and directors of the Company, and other children of Sigi and Marilyn Ziering who are shareholders of the Company. In February 1991, the Company executed a new lease with the Ziering partnership for a term expiring on December 31, 1997, with a five-year renewal option. The monthly rent is subject to periodic cost of living adjustments. The terms of the lease were approved by a committee consisting of disinterested directors of the Company and a shareholder of the Company. During 1996, the Company paid $879,000 in rent to the Ziering partnership.

                          DPC STOCK PRICE PERFORMANCE

     Set forth below is a line graph which compares the cumulative total shareholder return, assuming dividend reinvestment, on the Company's Common Stock for the five years ended December 31, 1996, with the S&P Composite-500 Stock Index and the S&P Midcap Medical Products Index.

                                                            Health Care
        Measurement Period           Diagnostic Prod-    (Medical Prods &
      (Fiscal Year Covered)          ucts Corporation        Supp)-Mid        S&P 5 00 Index
1991                                               100                 100                 100
1992                                             82.26               96.56              107.62
1993                                             52.26               77.86              118.46
1994                                             75.09               87.73              120.03
1995                                            109.75              124.49              165.13
1996                                             76.02              131.53              203.05

     The amounts in the foregoing table assume that the value of an investment in Diagnostic Products Corporation and each index was $100 on December 31, 1991. The annual amounts are based on monthly compounding with dividends reinvested.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 14, 1997, with respect to Common Stock of the Company owned by each person who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and Named Officer of the Company and by all directors and executive officers as a group.

                                                       NUMBER               PERCENTAGE
                         NAME*                        OF SHARES             OWNERSHIP
        ----------------------------------------      ---------             ----------
        Sigi and Marilyn Ziering                      2,474,056(1)(2)          18.2%
          5700 West 96th Street
          Los Angeles, California 90045
        Maxwell H. Salter                               336,900                 2.5%
        Sidney A. Aroesty                               104,900(2)               **
        Dr. James D. Watson                              46,050(3)               **
        Michael Ziering                                 265,928(4)              1.9%
        Frederick Frank                                  10,000                  **
        Julian R. Bockserman                             79,000(2)(5)            **
        Said El Shami                                    74,000(6)               **
        John G. McLaughlin                               13,140(7)               **
        All directors and executive officers
          as a group (11 persons)                     3,348,314(8)             24.3%
        Louis Colen                                     908,000                 6.7%
          2727 Krim Drive
          Los Angeles, California 90064
        The Kaufmann Fund, Inc.                         883,600(9)              6.5%
          140 E. 45th Street
          New York, New York 10017

------------

   * Includes addresses of 5% or more shareholders.
  ** Less than 1%.

 (1) Dr. and Mrs. Ziering, husband and wife, hold their shares in a revocable family trust of which they are co-trustees; excludes 18,800 shares owned by Dr. Ziering's mother who resides with Dr. and Mrs. Ziering and as to which beneficial ownership is disclaimed.

 (2) Includes 30,000 shares owned by the Company's Profit Sharing Plan over which Sigi Ziering, Sidney A. Aroesty and Julian R. Bockserman, as trustees, have shared voting and investment power. Beneficial ownership is disclaimed except as to each person's proportionate interest in such plan. These shares are counted once in the total number of shares held by all directors and executive officers as a group.

 (3) Includes 29,650 shares subject to options which are exercisable within 60 days.

 (4) Includes 26,000 shares subject to options which are exercisable within 60 days, and 1,325 shares held by Mr. Ziering's wife, as to which beneficial ownership is disclaimed.

 (5) Includes 30,000 shares subject to options which are exercisable within 60 days.

 (6) Includes 46,000 shares subject to options which are exercisable within 60 days.

 (7) Includes 13,140 shares subject to options which are exercisable within 60 days.

 (8) See Notes above. Also includes 4,340 shares subject to options which are exercisable within 60 days held by an executive officer not named in the foregoing table.

 (9) Holdings at December 31, 1996 as reported in a Schedule 13G filed with the Securities and Exchange Commission.

                             THE COMPANY'S AUDITORS

     It is the current intention of the Company's Board of Directors to select and retain Deloitte & Touche LLP as independent auditors of the Company for the current year. Deloitte & Touche LLP conducted the audit for the year ended December 31, 1996. A representative of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make statements if he so desires and will be available to respond to appropriate questions.

                                   FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     In order for a shareholder proposal to be included in the Board of Directors' Proxy Statement for the Annual Meeting of Shareholders to be held in 1998, such proposal must be received no later than the close of business on November 30, 1997, at 5700 West 96th Street, Los Angeles, California 90045,
Attention: Corporate Secretary.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the person or persons voting the proxies have authority to vote on such matters in accordance with their judgment and discretion.

                                         By Order of the Board of Directors

                                               MARILYN ZIERING
                                                  Secretary

Los Angeles, California
March 24, 1997

                        DIAGNOSTIC PRODUCTS CORPORATION

                             1997 STOCK OPTION PLAN



1.       PURPOSE

         The purpose of the Diagnostic Products Corporation 1997 Stock Option Plan (the "Plan") is to further the interests of Diagnostic Products Corporation (the "Company") and its Subsidiaries by strengthening the desire of Employees to continue their relationship with the Company and its Subsidiaries and by inducing individuals to become Employees of the Company and its Subsidiaries through stock options to be granted hereunder. Options granted under the Plan are either options intending to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

2.       DEFINITIONS

         Whenever used herein the following terms shall have the following meanings, respectively:

         (a)     "Board" shall mean the Board of Directors of the Company.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean a Committee of at least two directors appointed by the Board, or if no such committee has been appointed reference to "Committee" shall be deemed to refer to the Board.

         (d) "Common Stock" shall mean the Company's Common Stock, no par value per share, as described in the Company's Articles of Incorporation, as amended from time to time.

         (e) "Company" shall mean Diagnostic Products Corporation, a California corporation.

         (f) "Employee" shall mean in connection with Non-Qualified Options, any officer, employee, consultant or advisor of the Company or any Subsidiary or Parent Corporation of the Company, and any director of the Company who is not an employee of the Company or any Subsidiary or Parent Corporation of the Company, it being understood that the Committee may in its discretion also grant Options to induce individuals to become and remain as Employees and that such persons, for purposes of receiving Non-Qualified Options hereunder, shall be deemed "Employees." In connection with Incentive Options under this Plan, the term Employee shall mean any individual who is employed, within the meaning of Section 3401 of the Code, by the Company or any Subsidiary or Parent Corporation of the Company.

         (g) "Fair Market Value Per Share" of the Company's Common Stock shall mean if the Company's Common Stock is publicly traded the mean between the highest and lowest quoted selling prices of the Common Stock on the date of the grant of the Option or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on the date of the grant of the Option. In any situation not covered above or if there were no sales on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in good faith based on uniform principles consistently applied.

         (h) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

         (i) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated as a non-qualified stock option or which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (j) "Option" shall mean an Incentive Option or a Non-Qualified Option. Each Option shall be evidenced by a written agreement executed by the Company which shall set forth the terms and conditions of such Option.

         (k) "Optionee" shall mean any Employee who has been granted an Option under the Plan.

         (l)     "Parent Corporation" shall have the meaning set forth in
Section 424(e) of the Code.

         (m) "Permanent Disability" shall mean termination of employment with the Company or any Subsidiary or Parent Corporation of the Company with the consent of the Company or such Subsidiary by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         (n) "Plan" shall mean the Diagnostic Products Corporation 1997 Stock Option Plan, as from time to time amended.

         (o) "Subsidiary", in the case of Incentive Options, shall have the meaning set forth in Section 424(f) of the Code (generally, 50% or more owned subsidiaries), and in the case of Non-Qualified Options, shall have the meaning of "subsidiary" in Rule 405 of Regulation C under the Securities Act of 1933, as amended (generally, a controlled affiliate).

3.       ADMINISTRATION

         (a) The Plan shall be administered either by the Board or, in the discretion of the Board, by a Committee; provided, however, that if a Committee has been appointed by the Board, the Board may take any action permitted to be taken by the Committee with respect to grants or other actions affecting Options for executive officers or directors of the Company. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

         (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by unanimous written consent of its members.

         (c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, to determine the Optionees, the time or times an Option may be exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's authority shall include, without limitation, the right, in its discretion, to accelerate the exercisability of Options or reprice or exchange Options with the consent of the Optionee. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

         (d) The Company will indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct and/or criminal acts of such persons.

 4.      NUMBER OF SHARES SUBJECT TO PLAN

         The stock to be offered under the Plan shall consist of up to 1,000,000 shares of the Company's Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

 5.      ELIGIBILITY AND PARTICIPATION

         (a) The Committee shall determine the Employees to whom Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan.

         (b) In no event shall the aggregate fair market value (determined as of the time an Incentive Option is granted) of shares subject to Incentive Options held by an Optionee (granted under the Plan or under any other plan of the Company) that first become exercisable in any calendar year exceed $100,000. The portion of any purported Incentive Option which exceeds such limitation shall be deemed to be a Non-Qualified Option.

6.       PURCHASE PRICE

         The purchase price of each share covered by an Option shall be determined by the Committee on the date of grant; provided, however, that the purchase price of each share covered by each Incentive Option shall not be less than 100% of the Fair Market Value Per Share of the Common Stock of the Company on the date the Incentive Option is granted; and provided, further, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

7.       DURATION OF OPTIONS

         The expiration date of an Option shall not exceed 10 years from the date on which the Option was granted, and shall be subject to earlier termination as provided herein; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire not more than 5 years from the date the Incentive Option is granted.

8.       EXERCISE OF OPTIONS

         An Option shall be exercisable in installments or otherwise upon such terms as the Committee shall in its discretion determine. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that the exercise of an Option shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise.

 9.      METHOD OF EXERCISE

         (a) To the extent that the right to purchase shares has accrued, Options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8 hereof.

         (b) Payment of the purchase price for any shares pursuant to the exercise of an Option may be made in cash or by check or, in connection with subparagraphs (i) through (iv) where expressly approved by the Committee in advance, in its discretion, and where permitted by law:

                 (i) by cancellation of indebtedness of the Company to the Optionee;

                 (ii) by surrender of shares of Common Stock that have been owned by the Optionee for at least six months;

                 (iii) by tender of a full recourse promissory note, which note shall be secured by the shares being purchased, contain such terms as may be approved by the Committee and bear interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

                 (iv) by waiver of compensation due or accrued to the Optionee for services rendered;

                 (v) provided that a public market for the Company's Common Stock exists:

                          (1) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the purchase price, and whereby the NASD Dealer irrevocably commits to forward the purchase price directly to the Company; or

                          (2) through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits to forward the purchase price directly to the Company; or


                 (vi)  by any combination of the foregoing.

         If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company and, if requested by the Committee, a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the Optionee's exercise.

         (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

10.      NON-TRANSFERABILITY OF OPTIONS

         (a) Except as otherwise expressly provided in Section 10(b) and in the agreement which evidences the Option, as the same may be amended, no Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the Optionee.

         (b) The Committee may permit Non-Qualified Options to be transferred pursuant to a domestic relations order or to members of the Optionee's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Optionee's immediate family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made pursuant to a domestic relations order, or for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Options shall be subject to any and all transfer restrictions under the Code.

11.      CONTINUANCE OF EMPLOYMENT

         Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of his status as an Employee of the Company or any Subsidiary or Parent Corporation of the Company or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

12.      TERMINATION OF EMPLOYEE STATUS OTHER THAN BY DEATH OR PERMANENT
         DISABILITY

         Except as expressly approved by the Committee with respect to any Non-Qualified Option granted hereunder and set forth in the agreement evidencing such Option, if an Optionee ceases to be an Employee for any reason other than his death or Permanent Disability, any Options granted to him under the Plan shall terminate not later than three months from the date on which such Optionee ceases to be an Employee unless such Optionee has been rehired by the Company and is an Employee on such date. Until the termination of the Option, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date he ceased to be an Employee and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination for purposes of this Section, but no Option may be exercised during any such leave of absence, except during the first 90 days thereof. The fact that the Optionee may receive payment from the Company or any Subsidiary of the Company after termination of Employee status for vacation pay, for services rendered prior to termination, for salary in lieu of notice, or for other benefits shall not affect the termination date.

13.      DEATH OR PERMANENT DISABILITY OF OPTIONEE

         Except as expressly approved by the Committee with respect to any Non-Qualified Option granted hereunder and set forth in the agreement evidencing such Option, if an Optionee shall die at a time when he is an Employee or if the Optionee shall cease to be an Employee by reason of Permanent Disability, any Options granted to him under this Plan shall terminate not later than one year after the date of his death or termination of Employee status due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or termination due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

14.      STOCK PURCHASE NOT FOR DISTRIBUTION

         Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option must agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.      PRIVILEGES OF STOCK OWNERSHIP

         No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16.      ADJUSTMENTS

         (a) If the number of outstanding shares of Common Stock of the Company are increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof and the shares of Common Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

         (b) Notwithstanding the provisions of subsection (a) of this Section, the Plan and each outstanding Option shall terminate on the effective date of the dissolution or liquidation of the Company or any reorganization, merger or consolidation with one or more corporations or entities as a result of which the Company is not the surviving corporation, or any sale of all or substantially all the assets of the Company, or the sale (by merger or otherwise) of more than 80% of the then outstanding Common Stock, unless the surviving or acquiring corporation or other entity agrees to assume, or substitute equivalent awards for, all outstanding Options; provided that the Committee may, in its sole discretion, accelerate the vesting of any outstanding Option or give notice of such event to Optionees prior to the effective date of such event.

         (c) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17.      AMENDMENT AND TERMINATION OF PLAN

         (a) The Board of Directors of the Company may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment of the Plan shall be approved by the shareholders of the Company if the amendment would (i) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 16 hereof, or (ii) materially modify the requirements as to eligibility for participation in the Plan.

         (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         (c) The terms and conditions of any Option granted to an Optionee under the Plan may be modified or amended only by a written agreement executed by the Optionee and the Company.

18.      EFFECTIVE DATE OF PLAN

         This Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders, but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining the shareholders' approval of the adoption of the Plan. Notwithstanding the foregoing, shareholders' approval must occur no later than 12 months after the date of adoption of the Plan by the Board of Directors.

19.      TERM OF PLAN

         No Option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval of the Plan by the Company's shareholders.

         The Plan was adopted by the Board on February 14, 1997. The Plan was approved by the shareholders on ______________, 1997.

PROXY


                        DIAGNOSTIC PRODUCTS CORPORATION


              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 5, 1997



The undersigned hereby appoints DR. SIGI ZIERING and MICHAEL ZIERING, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the common shares of DIAGNOSTIC PRODUCTS CORPORATION held of record by the undersigned on March 14, 1997, at the Annual Meeting of Shareholders of said Company to be held on May 5, 1997, or any adjournment thereof, as designated herein.


        (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)



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

                                                        Please mark  ___
                                                       your vote as
                                                       indicated in   X
                                                      this example.  ___


                                          FOR all             WITHHOLD
                                      nominees listed         AUTHORITY
                                       below (except       to vote for all
                                      as marked to the         nominees
                                       contrary below)       listed below
1. ELECTION OF DIRECTORS                     ___                 ___
   Nominees: Dr. Sigi Ziering,
             Sidney A. Aroesty,              ___                 ___
             Marilyn Ziering,
             Maxwell H. Salter,
             Dr. James D. Watson,
             Michael Ziering,
             Frederick Frank

   To withhold authority to vote for any
   individual nominee, write that nominee's name on the space provided below.

   ________________________________________

                                              FOR   AGAINST   ABSTAIN
                                              ___     ___       ___
2. APPROVAL OF THE 1997 STOCK OPTION PLAN
                                              ___     ___       ___

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAGNOSTIC PRODUCTS CORPORATION. IF NOT VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NO. 2.

   YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THIS MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.



Signature(s)________________________________________________ Date ______________

IMPORTANT: Please sign as name appears herein. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person. Joint owners should each sign.

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